Exhibit 10.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES
				1	6
2. AMENDMENT/MODIFICATION NO. 0005		3. EFFECTIVE DATE 09/09/2016	4. REQUISITION/PURCHASE REQ. NO. OS182830	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (if other than Item 6)	CODE	ASPR–BARDA01
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			ASPR-BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201
8. NAME AND ADDRESS OF CONTRACTOR (No, street, county. State and ZIP Code) CYTORI THERAPEUTICS, INC 1386447 CYTORI THERAPEUTICS, INC. 3020 3020 CALLAN RD SAN DIEGO CA 921211109			(x)		9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)
			X		10A. MODIFICATION OF CONTRACT/ORDER NO. HHS0100201200008C
10B. DATED (SEE ITEM 13) 09/28/2012
CODE 1386447		FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above  numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers         ☐ is extended.       ☐ is not extended, Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning   ________   copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) See Schedule			Net Increase:	$2,499,162.00
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE			A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO IN ITEM 10A

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

X			C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF: FAR 52.243-2 Alternate 1 (APR 1987) Changes - cost-reimbursement and Mutual agreement of the parties
D. OTHER (Specify type of modification and authority)
E. IMPORTANT: Contractor ☐ is not. ☒ Is required to sign this document and return 1 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible)

Tax ID Number: 33-0827593

DUNS Number: 111029179

Proof of Concept for Use of the Celution System as a Medical Countermeasure for Thermal Burn

A. The purpose of this modification is to revise the SOW to design, execute, and complete robust testing, verification, and validation of the System and Process used for intravenous ADRC delivery.

B. This is a bilateral, supplemental agreement modification. The total contract amount is increased by $2,499,162.00 and all other terms and conditions remain unchanged.

Continued ...

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print) Jeremy Hayden, General Counsel		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) FRANCINE L. HEMPHILL
15B. CONTRACTOR/OFFEROR /s/ Jeremy Hayden	15C. DATE SIGNED 9/14/16	16B. UNITED STATES OF AMERICA /s/ FRANCINE L. HEMPHILL	16C. DATE SIGNED 9/15/2016
(Signature of person authorized to sign)		(Signature of Contracting Officer)
NSN 7540-01-152-8070 Previous edition unusable		STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53 243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHS0100201200008C/0005				PAGE	OF
					2	6
NAME OF OFFEROR OR CONTRACTOR CYTORI THERAPEUTICS, INC 1386447
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
2	Delivery: 08/14/2014 Delivery Location Code: HHS/OS/ASPR HHS/OS/ASPR 200 C St SW WASHINGTON DC 20201 US FOB: Destination Period of Performance: 09/28/2012 to 04/15/2017 Change Item 2 to read as follows (amount shown is the obligated amount): ASPR-14-07850 -- Option 1 fund to Cytori Therapeutics Inc HHS010020120008C Obligated Amount: $2,499,162.00 Accounting Info: 2014.1992003.25106 Appr. Yr.: 2014 CAN: 1992003 Object Class: 25106 Funded: $0.00 Accounting Info: 2016.1992016.25103 Appr. Yr.: 2016 CAN: 1992016 Object Class: 25103 Funded: $2,499,162.00				2,499,162.00
NSN 7540-01-152-8067					OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53 110

SUMMARY OF CHANGES

Beginning with the effective date of this modification, the below portions of contract HHS0100201200008C between the Government and Contractor are modified as follows:

1.	ARTICLE B.2., ESTIMATED COST AND FIXED FEE, is hereby deleted in its entirely and replaced with the following

a.	The total estimated cost of the Option 1 (CLIN 0002) performance segment is $15,422,712.

b.	The total fixed fee for the Option 1 (CLIN 0002) performance segment is $1,156,703. The fixed fee shall be paid subject to Allowable Cost and Payment and Fixed Fee Clauses.

c.	The total amount of the Option 1 (CLIN 0002) performance segment, represented by the sum of the total estimated cost plus fixed fee, is $16,579,415.

d.	It is estimated that the amount currently allotted will cover the Option 1 (CLIN 0002) performance segment through April15, 2017.

e.	The Contractor shall maintain records of all contract costs and such records shall be subject to the Audit and Records-Negotiation and Final Decisions on Audit Findings clauses of the General Clauses.

CLIN/ Option	Estimated Period of Performance	Supplies/Services	Total Estimated Cost	Fixed Fee	Total Estimated Cost Plus Fixed Fee

0001	Sept 28, 2012 to Sept 27, 2014	Studies needed to demonstrate proof-of-concept for use of the Celution System as a medical countermeasure for combined injury involving thermal burn and radiation exposure.	$4,356,912	$326,768	$4,638,680

0002/1	Aug 18, 2014 to Apr 15, 2017	Research and development, regulatory, clinical, and other tasks required for initiation of a Pilot Clinical Trial of Celution System in thermal burn injury.	$15,422,712	$1,156,703	$16,579,415

2.	The following section shall be added after SECTION C: DESCRIOTION/SPECIFICATIONS/STATEMENT OF WORK, ARTICLE C.1., STATEMENT OF WORK ADDENDUM 1:

Statement of Work Addendum 1

Preface

Independently and not as an agent of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to Broad Agency Announcement (BAA) BARDA CBRN BAA 11-100-SOL-00009.

Specific Objectives and Scope

As proposed herein, the Contractor intends to design, execute, and complete robust testing, verification, and validation of the System and Process used for intravenous ADRC delivery as needed for the IDE Submission. In particular, because of the different risk profile of intravenous delivery the process by which the cell therapy product is prepared for intravenous delivery is different than that used for topical delivery. Cytori has previously developed a general system for intravenous delivery and has applied this process in clinical trials in the USA and Europe. The majority of the work proposed for this supplement is directed at completing final testing and documentation for porting that approach from the older Celution 800 System to the new system of the device intended for use in the clinical trial to be executed under the proposed IDE. The objective is to complete the activities and documentation thereof needed in preparation for this clinical trial

WBS 2.1Project Management

Objective: Execution of activities throughout this project will require that meetings, site visits, InProcess Reviews, subcontractor management plan, risk management plan, EVMS, and related activities are properly coordinated and that the outcome of said activities be communicated to BARDA and other stakeholders in an efficient, timely manner. The purpose of these project-wide activities is to facilitate this coordination and communication.

Description: Examples of activities performed to facilitate meetings, site visits, In-Process Review and similar activities include: scheduling meetings, timely distribution of an agenda in advance of the meeting, and timely distribution of meeting minutes, action items, and other deliverables after the meeting, maintain subcontractor and risk management activities and documentation, and EVMS reporting requirements

Deliverable:	1.	Ensure proper coordination of all meetings, site visits, In-Process Reviews, subcontractor management plan, risk management plan EVMS reports, invoicing, and other documentation

	2.	Disposition of meeting minutes and action items and all deliverables under this Statement of Work to BARDA

	3.	Preparation of materials and support for an IPR meeting prior to execution of Option 2.

Success Criterion:		CO and PO deem meeting communications are managed satisfactorily

WBS 2.2Non-Clinical Toxicology

Not Applicable

WBS 2.4Clinical

2.4.1.1Pilot Clinical Trial Preparation

Objective: The current option funded work required for initiation of a Pilot Clinical Trial involving delivery of ADRCs using topical spray. While the majority of the work performed for topical delivery is applicable to intravenous delivery there are, inevitably, some non-overlapping tasks pertaining to study design modifications, preparing clinical trial sites, and so forth associated uniquely with the intravenous route of delivery.

Description: Activities to be conducted include: finalization of the clinical trial protocol in accordance with comments received from the FDA; assessment and selection of Clinical Contract Research Organization (CRO); and assessment, selection, and pre-qualification of clinical trial sites including a preliminary assessment of contractual matters to ensure that the budget for the modified clinical trial is accurate. These activities will be executed with input from Cytori's Thermal Burn Scientific Advisory Board.

Deliverables:	1.	Clinical Site Preparation Report
	2.	CRO Assessment Report
	3.	Execution of Usability Validation Protocol

Success Criterion:	CO and PO deem meeting communications are managed satisfactorily

WBS 2.5Regulatory

Objective: The FDA must grant approval before clinical use of an Investigational Device can be initiated. In the case of the Celution System in Thermal Burn Injury this will require approval under the Investigational Device Exemption mechanism. Since the intravenous route of administration involves systemic delivery (as contrasted with the topical route of delivery which is local only) the package to be prepared in response to FDA questions and comments will be different from that anticipated under the current contract.

Description: Cytori’s regulatory team will prepare and submit a package of documents that is specifically for intravenous delivery of ADRCs. Contents will be based upon the clinical trial protocol, data obtained in studies described above, and feedback received from the Agency in response to the IDE package.

Deliverable:	1.	IDE Package Responses (as required) to FDA Questions
	2.	Updated Biocompatibility Report based on Revised Standards
	3.	Release Design Control Documentation

Success Criteria:	IDE Approval for Intravenous Delivery Trial Granted by FDA

WBS 2.6CMC

2.6.2Celution System Verification and Validation

Objective: To obtain data and reports that will complete the documentation for all development activities needed for the proposed clinical trial.

Rationale: Robust testing, verification, and validation of the system and process used for ADRC preparation for intravenous delivery is a necessary component for clinical trial readiness. While much of this work will be completed within the current contract due to overlap in testing required for intravenous system and the topical delivery system, use of an intravenous route of delivery necessitates supplemental activities associated with, for example, the software and reagents that are specific to processing ADRCs for intravenous delivery. For example, the lntravase® reagent is used only for intravenous processing, not for topical spray. There are also differences in the timing of an approach wherein the cells are delivered to the patient after the completion of their burn surgery (as now planned) rather than within the context of the surgery (as previously proposed for the topical spray approach).

Description: Continuation of Verification and Validation Testing required in support of clinical execution, but not required for IDE submission. Examples of this type of activity include: equipment reliability testing, fully integrated ship testing, additional testing of time points associated with accelerated and real-time aging for consumables set, and packaging. lntravase stability testing in support of enzyme shelf life. Testing of the intravenous processing device to meet the full complement of safety testing in support of 60601compliance. In addition, for certain prolonged burn surgeries it may be necessary to delay the start of tissue processing so that the cell therapy product is prepared ‘just-in-time’ rather than have it sit for an extended period while the surgery is completed and back in the care unit where the cells will be delivered. This is different from the previously planned approach in which tissue was to be processed as soon as possible. For this reason, it will be necessary to execute additional process validations such as that needed for use of tissue that has been set aside prior to processing to derive ADRCs.

Deliverable:	1.	Intravenous system reliability report
	2.	Ship testing report
	3.	lntravase® shelf life report
	4.	Adipose tissue storage report
	5.	Phase III DHF Phase Closeout
	6.	Usability (Formative Evaluation) and Design Validation reports
	7.	Reliability / HALT Testing Interim Report

Success Criteria:	All reports achieve acceptance criteria specified therein